Clover Health Reports Fourth Quarter and Full Year 2022 Financial Results
Q4 2022 Insurance MCR of 92.4% and FY 2022 Insurance MCR of 91.8%
2023 guidance Insurance MCR range of 89% - 91%, and Non-Insurance MCR range of 98% to 100%

Strong liquidity expected to meet 2023 operating requirements

FRANKLIN, Tenn. - February 28, 2023 – Clover Health Investments, Corp. (NASDAQ: CLOV) ("Clover," "Clover Health" or the "Company"), a physician enablement company committed to bringing access to great healthcare to everyone on Medicare, today reported financial results for the fourth quarter and full year 2022. Management will host a conference call today at 8:30 a.m. ET to discuss its operating results and other business highlights.
"Our achievements in 2022, including a material improvement in our full year Insurance MCR by over 1,400 basis points, are reflective of the continued maturation of our business and further demonstrate Clover Assistant's ability to enable and manage a wide network of physicians to participate in value-based Medicare," said Clover Health CEO Andrew Toy. "In 2023, accelerating our path to profitability is our top priority, and I am excited by Clover Assistant's role in helping physicians identify and manage chronic diseases earlier, which improves care for Medicare beneficiaries."

"Fourth quarter and full year 2022 financial highlights include significantly improved Insurance MCR, strong Insurance revenue growth, and continued moderation of growth in SG&A," said Clover Health CFO Scott Leffler. "Full year Insurance MCR significantly improved year-over-year to 91.8%, and fourth quarter Insurance MCR improved to 92.4%. The improved MCR compared to the prior year period was driven by continued favorability in underlying operational trends. Non-Insurance MCR for the full year and fourth quarter was 103.4% and 103.6%, respectively. We also finished the year with restricted and unrestricted cash, cash equivalents, and investments of $555.3 million on a consolidated basis and $331.7 million at the parent entity and unregulated subsidiary level, both of which we expect to be sufficient for our 2023 operating needs."

Key Company highlights are as follows:

Dollars in Millions	Q4'22	Q4'21	FY'22	FY'21
Total revenue	$898.8	$432.0	$3,476.7	$1,472.0
Insurance MCR	92.4%	102.8%	91.8%	106.0%
Non-Insurance MCR	103.6	103.0	103.4	105.7
Salaries and benefits plus General and administrative expenses ("SG&A") (1)	$124.3	$114.1	$486.6	$445.7
Adjusted Salaries and benefits plus General and administrative expenses ("Adjusted SG&A") (non-GAAP) (1)(2)(3)	85.6	77.5	320.7	264.4
Net loss	(84.0)	(187.2)	(338.8)	(587.8)
Adjusted EBITDA (non-GAAP) (3)(4)	(81.1)	(87.4)	(298.7)	(343.7)
(1) Salaries and benefits plus General and administrative expenses ("SG&A") is the sum of Salaries and benefits plus General and administrative expenses presented as the GAAP measure in the consolidated financial statements.
(2) Beginning with the third quarter of 2022, we updated the name of our Adjusted Operating Expenses (non-GAAP) metric to Adjusted SG&A (non-GAAP). There has been no change to the calculation of this metric and previously reported results of the Company were not impacted by this change.
(3) Adjusted SG&A (non-GAAP) and Adjusted EBITDA (non-GAAP) are non-GAAP financial measures. Reconciliations of Adjusted SG&A (non-GAAP) to SG&A and Adjusted EBITDA (non-GAAP) to Net loss, respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
(4) Beginning in the fourth quarter 2022, we updated our definition and presentation of Adjusted EBITDA (non-GAAP) to exclude Gain on extinguishment of note payable. Gain on extinguishment of note payable is now being excluded because management believes that Gain on extinguishment of note payable does not reflect the Company's underlying fundamentals because it is a non-cash item and management believes it is not reflective of the Company's operating expenses relating to its core businesses or its actual recurring cash expense. The prior period figure has been revised to conform to the updated definition and presentation. For additional information, see the definition of "Adjusted EBITDA (non-GAAP)" in Appendix A.

Lives under Clover Management

	December 31, 2022	December 31, 2021
Insurance members	88,627	68,120
Non-Insurance beneficiaries	164,887	61,876

Financial Outlook
"I'm pleased we are achieving real momentum towards profitability. We intentionally priced our Insurance plans for 2023 with profitability in mind while still expecting to grow our top-line Insurance revenue. We believe this, coupled with a maturing membership base and increased reimbursements based on our improved star ratings, will enable us to achieve continued meaningful improvement in our Insurance MCR in 2023. For our Non-Insurance business we plan to execute our previously disclosed strategic shift to focus on a targeted group of participant providers aligned to our strategy and capabilities," said Clover Health CEO Andrew Toy.

For full-year 2023, Clover Health is providing its guidance as follows:
•Insurance revenue is expected to be in the range of $1.15 billion to $1.20 billion in 2023, a growth rate of 6% - 11% as compared to full year 2022 Insurance revenue.
•Insurance MCR is expected to be in the range of 89% - 91% in 2023.
•Non-Insurance revenue is expected to be in the range of $0.75 billion to $0.80 billion in 2023.
•Non-Insurance MCR is expected to be in the range of 98% - 100% in 2023.
•Adjusted SG&A (non-GAAP)(1) is expected to be between $315 million and $325 million.
•Adjusted EBITDA (non-GAAP)(1) is expected to be between ($155 million) and ($205 million).
(1) Reconciliations of projected Adjusted SG&A (non-GAAP) to projected SG&A, and projected Adjusted EBITDA (non-GAAP) to Net loss, the most directly comparable GAAP measures, are not provided because Stock-based compensation expense, which is excluded from Adjusted SG&A (non-GAAP) and Adjusted EBITDA (non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.

Earnings Conference Call Details
Clover Health's management will host a conference call to discuss its financial results on Tuesday, February 28, at 8:30 AM Eastern Time. A live webcast of the call, together with the related materials, can be accessed from Clover Health's Investor Relations website at investors.cloverhealth.com, and an on-demand replay will be available on the same website following the call.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements under "Financial Outlook" and statements regarding expectations relating to potential improvements in Insurance MCR, Non-Insurance MCR, operating expenses, and the number of Clover Health's Insurance members, as well as the statements contained in the quotations of our executive officers, including expectations related to Clover Health's "path to profitability," future capital needs and other expectations as to future performance, operations and results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: Clover Health's ability to increase the lifetime value of enrollments and manage medical expenses; changes in CMS' risk adjustment payment system; challenges in expanding our member and beneficiary base or into new markets; Clover Health's exposure to unfavorable changes in local benefit costs, reimbursement rates, competition and economic conditions; the impact of litigation or investigations; changes or developments in Medicare or the health insurance system and laws and regulations governing the health insurance markets; the current and future impact of the COVID-19 pandemic and its variants on Clover Health's business and industry; the adoption and usage of Clover Assistant; the timing and market acceptance of new releases and upgrades to Clover Assistant; and the successful development of our Non-Insurance operations and the degree to which our offerings gain market acceptance by physicians. Additional information concerning these and other risk factors is contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), including the Risk Factors section therein, and in our other filings with the SEC. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.
About Non-GAAP Financial Measures
We use non-GAAP measures including Adjusted EBITDA, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue. These non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information, including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures and Other Items."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.

About Clover Health:

Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. Our Non-Insurance line of business similarly aims to reduce cost-of-care while enhancing the quality of care for patients enrolled in Original Medicare.

Visit: www.cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com
Press Contact:
Emma Baron
Andrew Still-Baxter
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS: SELECTED METRICS
(in thousands)

	December 31, 2022	December 31, 2021
Selected Balance Sheet Data:
Cash, cash equivalents, restricted cash(1), and investments	$555,293	$791,194
Total assets	808,620	950,804
Unpaid claims	141,947	138,604
Notes and securities payable, net of discount and deferred issuance costs	—	19,938
Total liabilities	460,882	411,487
Total stockholders' equity	347,738	539,317
(1) Restricted cash relates to $82.4 million held in escrow in compliance with a CMS guarantee arrangement in our Non-Insurance business. We expect to settle the related obligation during fiscal year 2023, after which we expect the associated guarantee arrangement to be released by CMS.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)

	Three Months Ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Revenues:
Premiums earned, net (Net of ceded premiums of $116 and $119, for the three months ended December 31, 2022 and 2021, respectively; net of ceded premiums of $470 and $489 for the years ended December 31, 2022 and 2021, respectively)	$270,303	$201,024	$1,084,869	$799,414
Non-Insurance revenue	622,556	228,619	2,380,135	667,639
Other income	5,932	2,393	11,683	4,943
Total revenues	898,791	432,036	3,476,687	1,471,996

Operating expenses:
Net medical claims incurred	893,645	441,931	3,453,952	1,551,178
Salaries and benefits	69,001	58,903	278,725	260,458
General and administrative expenses (1)	55,348	55,177	207,917	185,287
Premium deficiency reserve (benefit) expense	(11,269)	61,967	(94,240)	110,628
Depreciation and amortization (1)	(841)	848	1,187	1,246
Other expense	70	—	70	191
Total operating expenses	1,005,954	618,826	3,847,611	2,108,988
Loss from operations	(107,163)	(186,790)	(370,924)	(636,992)

Change in fair value of warrants	(900)	—	(900)	(66,146)
Interest expense	136	412	1,333	3,193
Amortization of notes and securities discounts	3	—	30	13,717
Loss (gain) on investment	970	—	(9,217)	—
Gain on extinguishment of note payable	(23,326)	—	(23,326)	—
Net loss	$(84,046)	$(187,202)	$(338,844)	$(587,756)
Basic and diluted weighted average number of Class A and Class B common shares and common share equivalents outstanding	477,898,621	422,247,186	476,244,262	412,922,424
(1) The three months ended December 31, 2022 includes amounts related to reclassifications from Depreciation and amortization to General and administrative expenses.
Operating Segments

	Insurance	Non-Insurance	Corporate/Other	Eliminations	Consolidated Total
Three Months Ended December 31, 2022	(in thousands)
Premiums earned, net (Net of ceded premiums of $116)	$270,303	$—	$—	$—	$270,303
Non-Insurance revenue	—	622,556	—	—	622,556
Other income	1,129	834	16,276	(12,307)	5,932
Intersegment revenues	—	—	32,130	(32,130)	—
Net medical claims incurred	249,798	645,108	1,887	(3,148)	893,645
Gross profit (loss)	$21,634	$(21,718)	$46,519	$(41,289)	$5,146

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA (NON-GAAP) RECONCILIATION
(in thousands)(1)

	Three Months Ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Net loss:	$(84,046)	$(187,202)	$(338,844)	$(587,756)
Adjustments
Interest expense	136	412	1,333	3,193
Amortization of notes and securities discount	3	—	30	13,717
Depreciation and amortization (2)	(841)	848	1,187	1,246
Change in fair value of warrants	(900)	—	(900)	(66,146)
Loss (gain) on investment	970	—	(9,217)	—
Stock-based compensation expense	39,097	31,181	164,305	163,723
Premium deficiency reserve (benefit) expense	(11,269)	61,967	(94,240)	110,628
(Benefits) expenses and other income attributable to Seek Insurance Services, Inc.	(949)	4,542	655	14,036
Expenses attributable to Character Biosciences, Inc.	—	826	357	3,622
Gain on extinguishment of note payable	$(23,326)	$—	$(23,326)	$—
Adjusted EBITDA (non-GAAP)	$(81,125)	$(87,426)	$(298,660)	$(343,737)
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) The three months ended December 31, 2022 include amounts related to reclassifications from Depreciation and amortization to General and administrative expenses.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED SG&A (NON-GAAP) RECONCILIATION
(in thousands)(1)

	Three Months Ended December 31,		Years ended December 31,
	2022	2021	2022	2021
Salaries and benefits	$69,001	$58,903	$278,725	$260,458
General and administrative expenses	55,348	55,177	207,917	185,287
Total SG&A	124,349	114,080	486,642	445,745
Adjustments
Stock-based compensation expense	(39,097)	(31,181)	(164,305)	(163,723)
Benefits (expenses) attributable to Seek Insurance Services, Inc.	364	(4,542)	(1,240)	(14,036)
Expenses attributable to Character Biosciences, Inc.	—	(826)	(357)	(3,622)
Adjusted SG&A (non-GAAP)	$85,616	$77,531	$320,740	$264,364

Total revenues	$898,791	$432,036	$3,476,687	$1,471,996
Adjusted SG&A (non-GAAP) as a percentage of revenue	10%	18%	9%	18%
(1) The table above includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP. AND SUBSIDIARIES
Appendix A
Explanation of Non-GAAP Financial Measures and Other Items

Non-GAAP Adjustments
We believe it is useful to investors for our presentation within this document of financial measures on a non-GAAP basis to exclude the below items. In particular, we believe that the exclusion of these amounts provides useful measures for period-to-period comparisons of our business. These key measures are used by our management and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In addition, we believe that the presentation of these non-GAAP measures enhances an investor's understanding of the financial performance of our core businesses.

Amortization of notes and securities discount - We report non-convertible notes and convertible securities at carrying value, net of discount. We account for convertible securities in accordance with accounting guidance for debt with conversion and other options, after determining whether embedded conversion options should be bifurcated from their host instruments.

Change in fair value of warrants - The fair value of warrant liabilities is estimated using a valuation method based on the level of instrument, where the values of various instruments are estimated based on an analysis of future values, assuming various future outcomes.

Depreciation and amortization - Depreciation and amortization consists of all depreciation and amortization expenses associated with our property and equipment. Depreciation includes expenses associated with property and equipment. Amortization includes expenses associated with leasehold improvements.

(Benefits) expenses attributable to Seek Insurance Services Inc. and Character Biosciences, Inc. - This consists of benefits and expenses incurred by the Company in the applicable period attributable to Seek Insurance Services Inc. ("Seek") and Character Biosciences, Inc. (f/k/a Clover Therapeutics Company) before the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022. The benefits and expenses incurred by the Company in the applicable period attributable to Seek, includes but is not limited to, the dissolution of Seek. These expenses are excluded from Adjusted SG&A (non-GAAP) and Adjusted EBITDA (non-GAAP) because management believes they are not reflective of the Company's core businesses or its actual recurring cash expense and therefore do not appropriately reflect the Company's underlying fundamentals.

Loss (gain) on investment - This consists of the loss or gain recorded during the applicable period by the Company on its minority equity interest in Character Biosciences, Inc. after the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022.

Interest expense - Interest expense consists mostly of interest expense associated with previously outstanding non-convertible notes under our term loan facility that was terminated in the second quarter of 2021.

Premium deficiency reserve (benefit) expense – This consists of a reserve established to the extent that the sum of expected future costs, claim adjustment expenses, and maintenance costs exceeds related future premiums under contracts without consideration of investment income. We assess the profitability of our contracts with CMS to identify those contracts where current operating results or forecasts indicate probable future losses. Premium deficiency reserve (benefit) expense is recognized in the period in which the losses are identified.

Stock-based compensation expense – This consists of expenses for stock-based payment awards granted to employees and non-employees.

Gain on extinguishment of note payable – This consists of the gain recorded directly related to the dissolution of Seek Insurance Services, Inc. which occurred during the quarter ended December 31, 2022. All amounts outstanding under the note payable were waived, canceled, and forgiven and all other rights, covenants and obligations under the note were terminated. Therefore, the forgiveness of the note was treated as an extinguishment.

Non-GAAP Definitions
Adjusted EBITDA - A non-GAAP financial measure defined by us as net loss before interest expense, amortization of notes and securities discount, Depreciation and amortization, change in fair value of warrants, (gain) loss on investment, stock-based compensation expense, premium deficiency reserve expense (benefit), gain on extinguishment of note payable, and expenses attributable to Character Biosciences, Inc. before the Company began accounting for its interest in this entity using the equity method of accounting in the first quarter of 2022, and activity attributable to Seek Insurance Services Inc. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.

Adjusted SG&A - A non-GAAP financial measure defined by us as total SG&A less Stock-based compensation expense, less activity attributable to Seek Insurance Services, Inc., less expenses attributable to Character Biosciences, Inc. We believe that Adjusted SG&A provides management, investors, and others a useful view of our operating spend as it excludes non-cash, Stock-based compensation and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that Adjusted SG&A as a percentage of revenue is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales. Beginning with the third quarter of 2022, we updated the name of our Adjusted operating expenses (non-GAAP) metric to Adjusted SG&A (non-GAAP). There has been no change to the calculation of this metric and previously reported results of the Company were not impacted by this change.

Definitions of Other Items
Non-Insurance MCR - We calculate our Non-Insurance MCR by dividing net medical claims incurred in connection with our Non-Insurance operations by Non-Insurance revenue in a given period. We believe our Non-Insurance MCR is an indicator of our gross profitability and our ability to capture and analyze data over time to generate actionable insights for returning beneficiaries to improve care and reduce medical expenses.

Lives under Clover Management - Consists of our (i) Insurance members and (ii) Original Medicare beneficiaries aligned to the Company's Direct Contracting Entity ("DCE") via attribution to a DCE-participating provider through alignment based on claims data or by beneficiary election through voluntarily alignment, in connection with the Centers for Medicare & Medicaid Services' Global and Professional Direct Contracting Model, which will transition to the ACO Reach model in 2023. We believe that Lives under Clover Management is a useful measure of the size of the beneficiary population managed by the Company.

Insurance MCR, gross and net - We calculate our Insurance MCR by dividing total net medical claims incurred by premiums earned, in each case on a gross or net basis, as the case may be, in a given period. We believe our MCR is an indicator of our gross profit for our Medicare Advantage plans and the ability of our Clover Assistant platform to capture and analyze data over time to generate actionable insights for returning members to improve care and reduce medical expenses.